Press Release	Source: ProtoKinetix, Incorporated

ProtoKinetix Completes Acquisition of Synthetic AFGP Technology

Wednesday September 8, 11:52 am ET

VANCOUVER, British Columbia, Sept. 8, 2004 (PRIMEZONE) -- ProtoKinetix (OTC BB:PKTX.OB - News) is pleased to announce the acquisition of a world-wide, exclusive license to produce and market synthetic antifreeze glycoproteins (AFGPs). This technology, developed by Dr. Jean Charles Quirion in his laboratory at the University of Rouen, has been shown to consistently produce a stable AFGP that is able to prevent ice crystals from forming in cells at temperatures below freezing. The synthetic AFGP and AFP molecules that are produced by this patented process have a slight variance in their molecular structure from the naturally occurring AFGP but still function in the same manner as the natural AFGP. This change stabilizes the molecule and also allows it to be patented.

Antifreeze glycoproteins have been shown by many researchers to enable the preservation of cells for an extended period of time at a low temperature. These characteristics will enable our synthetic AFGPs to preserve:

- cell lines for biomedical research
- biologically based vaccines
- donor organs
- blood platelets
- cell cultures for testing and research

This patented process gives ProtoKinetix the ability to produce a variety of AFGPs that can be tailored to meet specific needs.

The first molecules produced in the laboratory have been tested for efficacy confirming cell preservation and are currently being tested for safety in Canada. These results are expected shortly.

The Private Securities Litigation Reform Act of 1995 provides a ``safe harbor'' for forward-looking statements. Some information included in this press release contains statements that are forward-looking. Such forward-looking information involves significant risks and uncertainties that could affect anticipated results in the future and, accordingly, these results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. For a description of additional risks and uncertainties, please refer to the Company's filings with the Securities and Exchange Commission.

On behalf of the Board of Directors,
Dr. John Todd, President
Company Office
1500-885 West Georgia Street
Vancouver, BC V6C 3E8

Contact:
Investor Contact
BCGU, Business Consulting Group Unlimited
In the U.S. (888) 772-1288
Outside the U.S.: 760.230.2300 ext 206
www.bcgu.com

Source: ProtoKinetix, Incorporated